As filed with the Securities and Exchange Commission on January 10, 2001


                           Registration No. 333-49458

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                  AMENDMENT #2


                                    FORM S-3/A

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                          WAVERIDER COMMUNICATIONS INC.


             (Exact name of registrant as specified in its Charter)

                    Nevada                                  33-0264030
 (State or other jurisdiction of incorporation   (I.R.S. Employer Identification
               or organization)                              Number)

                          255 Consumers Road, Suite 500
                         Toronto, Ontario Canada M2J 1R4
                                 (416) 502-3200
               (Address, including zip code, and telephone number,
              including area code, of principal executive offices)

                              T. SCOTT WORTHINGTON
                          255 Consumers Road, Suite 500
                         Toronto, Ontario Canada M2J 1R4
                 (416) 502-3200 / Facsimile No.: (416) 502-2968
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        Copies of all communications to:

                             DAVID A. BROADWIN, ESQ.
                             FOLEY, HOAG & ELIOT LLP
                             One Post Office Square
                        Boston, Massachusetts 02109-2170
                 (617) 832-1000 / Facsimile No.: (617) 832-7000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

================================================================================

                                                  Proposed        Proposed
                                                   Maximum         Maximum          Amount of
  Title of each class of         Amount to be   offering price    Aggregate       registration
securities to be registered       Registered     per share (1)  offering price         fee
----------------------------------------------------------------------------------------------
Common Stock, $.001 par value    1,000,000(2)        $3.59         $3,590,000        $989.00
----------------------------------------------------------------------------------------------

(1) Estimated solely for the purposes of determining the registration fee. In accordance with Rule 457(c) under the Securities Act of 1933, the above calculation is based on the closing bid price reported on the Nasdaq National Market system on November 2, 2000.

(2) Assumes that WaveRider is required to pay the maximum consideration under the Share Sale and Subscription Agreement and the Employment Agreement and chooses to issue shares to satisfy the payment requirement.


        In accordance with Rule 416 under the Securities Act of 1933, this Registration Statement also covers such indeterminate number of additional shares of WaveRider's common stock, $0.001 par value, as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions as set forth in WaveRider's Articles of Incorporation and the terms of the warrants referred to above.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

         The following table sets forth the estimated expenses in connection with the sale of the shares being registered hereby:


         SEC registration fee                             $         989
         Printing and engraving                           $         500
         Accountants' fees and expenses                   $       5,000
         Legal fees                                       $       2,500
         Miscellaneous                                    $       1,011
                                                          -------------
                           Total                          $      10,000


Item 15. Indemnification of Directors and Officers

         Article VI of WaveRider's By-Laws provides that: "Every Director, officer, employee and agent of the Company, and every person serving at the Company's request as a director, officer (or in a position functionally equivalent to that of officer or director), employee or agent of another corporation, partnership, joint venture, trust or other entity, shall be indemnified to the extent and in the manner provided by the Company's Charter, as it may be amended, and in the absence of any such provision therein, in accordance with Nevada law."

         WaveRider's    Charter    contains   no   provisions    regarding   the
indemnification of directors and officers.

         Section 78.7502 of Nevada General Corporation Law ("Nevada Corporation Law") provides, that:

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstance of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

         Section 78.751 of Nevada Corporation Law provides, that: Any discretionary indemnification under Section 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)      By the stockholders;

(b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

         The indemnification and advancement of expenses authorized or ordered by a court pursuant to this section:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

         In  accordance   with  the  provisions  of  Section  78.752  of  Nevada
Corporation Law, WaveRider purchased and maintains insurance coverage on certain liabilities of its directors and officers.

Item 16. Exhibits


The exhibits below marked with an asterisk (*) are included with and filed as part of this report.


Exhibit No.       Description


3.1   Articles of  Incorporation  of the Company,  incorporated  by reference to
      Exhibit 3.1 registration statement on Form S-18, File no. 33-25889-LA.

3.2 Bylaws of the Company, incorporated by reference to Exhibit 3.2 to the annual report on Form 10-KSB for the year ended December 31, 1996.

3.3 Certificate of Amendment to the Articles of Incorporation of the Company filed with the Nevada Secretary of State on October 8th, 1993, incorporated by reference to Exhibit 3.3 to the quarterly report on Form 10-QSB for the period ended September 30th, 1994.

3.3 Certificate of Amendment to the Articles of Incorporation of the Company filed with the Nevada Secretary of State on October 25th, 1993, incorporated by reference to Exhibit 2(d) to the registration statement on Form 8-A, File No. 0-25680.

3.5 Certificate of Amendment to the Articles of Incorporation of the Company filed with the Nevada Secretary of State on March 25th, 1995, incorporated by reference to Exhibit 2(e) to registration statement on Form 8-A, File no. 0-25680.

3.6 Certificate of Amendment to the Articles of Incorporation of the Company, designating the Series A Voting Convertible Preferred Stock, filed with the Nevada Secretary of State on March 24th, 1997, incorporated by reference to Exhibit 3.6 on Form 10KSB for the year ended December 31, 1996.

3.7 Certificate of Amendment to the Articles of Incorporation of the Company designating the Series B Voting Convertible Preferred Stock, filed with the Nevada Secretary of State on May 16, 1997 incorporated by reference to
      Exhibit 3.7 on Form 10KSB for the year ended December 31, 1997.

3.8 Certificate of Amendment to the Memorandum of the Company changing the name to WaveRider Communications Inc., filed with the Nevada Secretary of State on May 27, 1997 incorporated by reference to Exhibit 3.8 on Form 10KSB for the year ended December 31, 1997.

3.9 Certificate of Amendment to the Certificate of Designation of the Series B Voting Convertible Preferred Stock, filed with the Nevada Secretary of State on May 16, 1997 incorporated by reference to Exhibit 99.1 on Form 8-K filed May 5, 1998.

3.10 Certificate of Amendment to the Articles of Incorporation of the Company designating the Series C Voting 8% Convertible Preferred Stock, filed with the Nevada Secretary of State on June 3, 1998 incorporated by reference to
      Exhibit 4 on Form 8-K filed June 18, 1998.

3.11 Certificate of Amendment to the Articles of Incorporation of the Company filed with the Nevada Secretary of State on July 17, 2000, incorporated by reference to Appendix D on Form DEF 14A filed May 25, 2000.

4.1   Specimen  common stock  certificate,  incorporated by reference to Exhibit
      4.1 to registration statement on Form S-18, File no. 33-25889-LA.

4.2 Warrant Terms dated December 15, 1998, relating to the Class G Common Stock Purchase Warrants, incorporated by reference to Exhibit 4.9 on Form 10KSB for the year ended December 31, 1998.

4.3 Warrant Terms dated December 29, 1998, relating to the Common Stock Purchase Warrants, incorporated by reference to Exhibit 4.10 on Form 10KSB for the year ended December 31, 1998.

4.4 Warrant Terms dated June, 1999, relating to the Class H Common Stock Purchase Warrants, incorporated by reference to Exhibit 4.11 on a registration statement on Form S-3, File no. 333-82855

4.5 Warrant Terms dated December 1999, relating to Common Stock Purchase Warrants, incorporated by reference to Exhibit 4.13 on a registration statement on Form S-3, File no. 333-92591.


5.1*  Opinion of Foley, Hoag & Eliot LLP.

23.1* Consent of Johnson, Holscher & Company P.C., independent auditors.

23.2* Consent of PricewaterhouseCoopers LLP, independent auditors

23.3* Consent of Lundstrom Dickson Barbanti, independent auditors

23.4* Consent of Foley,  Hoag & Eliot LLP  (included in last sentence of Exhibit
      5.1).

24.1* Power of Attorney (contained in the signature page).



Item 17. Undertakings

         WaveRider hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(2)      To  include  any  prospectus   required  by  Section  10(a)(3)  of  the
         Securities Act;

(3) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(4) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(5) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(6) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8) For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(9) For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.


                                POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Bruce Sinclair, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits and schedules thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, which they, or either of them, may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes or any of them, may lawfully do or cause to be done by virtue hereof.

       In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 3, 2000.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements of filing on Form S-3 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on December 22, 2000.



                          WAVERIDER COMMUNICATIONS INC.


                        By: /s/ D. Bruce Sinclair
                            ---------------------------------------------
                            Bruce Sinclair, President and Chief Executive
                            Officer



         In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 22, 2000.



         Signature                          Title                                 Date

/s/ D. Bruce Sinclair            President, Chief Executive Officer        December 22, 2000
--------------------------       (Principal Executive Officer)
D. Bruce Sinclair                and Director



/s/ Scott Worthington            Vice President,                           December 22, 2000
--------------------------       Chief Financial Officer
Scott Worthington


/s/ Cameron A. Mingay*           Secretary/Director                        December 22, 2000
--------------------------
Cameron A. Mingay

/s/ Gerry Chastelet*             Director                                  December 22, 2000
--------------------------
Gerry Chastelet

/s/ John Curry*                  Director                                  December 22, 2000
--------------------------
John Curry

/s/ Guthrie Stewart*             Director                                  December 22, 2000
--------------------------
Guthrie Stewart

/s/ Dennis Wing*                 Director                                  December 22, 2000
--------------------------
Dennis Wing


                           * By D. Bruce Sinclair, Attorney in fact





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